Exhibit 32
Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. 1350, As Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Cavco Industries, Inc. (the “Registrant”) on Form 10-Q for the period ending September 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Joseph H. Stegmayer and Daniel L. Urness, Chief Executive Officer and Chief Financial Officer, respectively, of the Registrant, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

November 8, 2017

/s/ Joseph H. Stegmayer
Joseph H. Stegmayer
Chairman, President and
Chief Executive Officer

/s/ Daniel L. Urness
Daniel L. Urness
Executive Vice President, Treasurer, and Chief Financial Officer